                                                                   EXHIBIT 10.23


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT is made as of the 13th day of August, 1998, by and between Aqua-Chem, Inc., a Delaware corporation (the "Company"), and Daniel B. Teich (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive desires to be employed by the Company as Division President, National Dynamics; and

WHEREAS, the Company desires to employ Executive in the capacity of Division President, National Dynamics.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       DEFINITIONS.

         Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a)      "Agreement" means this Employment Agreement.

         (b) "Base Salary" means the salary of record paid to the Executive as annual salary as set forth on Schedule A, excluding amounts received under incentive or other bonus plans, whether or not deferred.

         (c) "Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Section 11 herein.

         (d)      "Board" means the Board of Directors of the Company.

         (e) "Cause" means any of the following as determined by the Committee in the exercise of good faith and reasonable judgment (i) the willful and continued refusal by the Executive to perform his duties hereunder, other than by reasons of health, after a written demand for such performance is delivered to the Executive by the Company that identifies the manner in which the Executive has refused to perform his duties, (ii) the commission of an act by the Executive constituting a felony under state or federal law, (iii) the habitual abuse by the Executive of any substance (such as narcotics or alcohol) which materially affects his ability to perform his duties, or (iv) the Executive's engaging in an act of fraud, dishonesty or gross misconduct in connection with the business of the Company, or (v) conduct by the Executive constituting a material breach of this Agreement.

                                                                   EXHIBIT 10.23


         (f) As used herein a "Change In Control" shall be deemed to occur if any of the following events occur:

                  (i) SALE. Those persons who are the holders of the shares of Common Stock of the Company on August 5, 1998 and/or their affiliates, as a group, (the "Present Common Stock Owners") at any time and for any reason
                           (a) cease to have the right to elect a majority of the directors of the Company or to direct or cause the direction of the management and policies of the Company or (b) cease to own beneficially and of record more than fifty percent (50%) of the outstanding shares of Common Stock of the company on a fully diluted basis; or

                  (ii) MERGER OR CONSOLIDATION. The Company merges or consolidates with any other corporation or entity, which results in the Present Common Stock owners (a) ceasing to have the right to elect a majority of the directors of the Company (or its successor) or to direct or cause the direction of the management and policies of the Company (or its successor) or (b) ceasing to own beneficially and of record more than fifty percent (50%) of the Common Stock of the company (or its successor) on a fully diluted basis; or

                  (iii) LIQUIDATION OR DISSOLUTION. The Company sells, assigns or otherwise disposes all or substantially all of the Company's assets in one or more transactions or series of related transactions within any period of 24 consecutive months other than to an entity that the Present Common Stock Owners (a) have the right to elect a majority of the directors or direct or cause the direction of the management and policies of and (b) own beneficially and of record more than fifty percent (50%) of the outstanding Common Stock (or comparable equity interest) of on a fully diluted basis.

         (g)      "Committee" means the Compensation Committee of the Board.

         (h)      "Company" means Aqua-Chem, Inc., a Delaware corporation.

         (i) "Effective Date" means the date this Agreement is executed on behalf of the Company.

         (j) "Effective Date of Termination" means the date on which a termination of the Executive's employment occurs for any reason whatsoever.

         (k)      "Executive" means Daniel B. Teich.

         (l) "Good Reason" means, without the Executive's consent, the occurrence of any one or more of the following:

                                                                   EXHIBIT 10.23


                  (i) the reassignment of the Executive to duties materially inconsistent with the Executive's present authorities, duties, responsibilities, and status (including offices, titles and reporting requirements) as an officer of the Company, or a material reduction or material alteration in the nature or status of the Executive's authorities, duties or responsibilities, other than an act that is remedied by the Company promptly after receipt of written notice thereof given by the Executive, and other than a promotion of the Executive to a position accepted by the Executive which includes duties, responsibilities, and status associated with the position; or

                  (ii) a reduction by the Company of the Executive's Base Salary or bonus opportunity as in effect on the Effective Date (other than a reduction as part of an overall reduction in compensation affecting all senior management of the Company) or the exclusion of the Executive by the Company from such incentive compensation programs as the Company may, from time to time, make available to the senior management of the Company.

         (m) "Permanent Disability" shall have the meaning set forth in the Company's long-term disability program as in effect from time to time.

         (n) "Third Party" means any person(s) and/or business organization(s) of any type other than the present shareholders of the Company and their affiliates.

         2.       EMPLOYMENT TERM.

         The employment term shall commence as of the Effective Date and shall continue thereafter until the earlier of (i) 45 days after Executive's receipt of written notice from the Company terminating employment pursuant to Section 6(b) of this Agreement; (ii) immediately upon Executive's receipt of written notice terminating employment pursuant to Section 6(a) of this Agreement; (iii) such date as the Company shall elect up to a maximum of 45 days after its receipt of written notice from the Executive terminating employment pursuant to
Section 6(b) or 6(c) of this Agreement; or (iv) the Executive's death or Permanent Disability.

         3.       DUTIES.

         During the employment term, the Executive shall serve as Division President, National Dynamics with such duties and responsibilities as may reasonably be assigned or delegated to him from time to time according to customary Company procedures. During his employment term, the Executive shall devote his full time to the faithful and diligent performance of his duties for the Company. Notwithstanding anything herein to the contrary, nothing shall preclude the Executive from engaging in charitable and community affairs and managing his personal investments so long as such activities do not interfere with his carrying out his duties and responsibilities under this Agreement.

                                                                   EXHIBIT 10.23


         4.       COMPENSATION.

         (a) BASE SALARY. During the employment term, the Executive shall be paid by the Company a Base Salary payable (after deduction of applicable taxes) in accordance with the payroll practices of the Company. Initially, the Base Salary shall be as set forth on Schedule A attached hereto. It is agreed between the parties that the Company shall review the Base Salary annually and in light of such review may, in the sole discretion of the Committee, adjust such Base Salary taking into account any change in the Executive's then responsibilities, increases in the cost of living, performance of the Executive, and other pertinent factors.

         (b) INCENTIVE COMPENSATION. The Executive shall, during the employment term, be eligible to participate in such incentive compensation programs as the Company may, from time to time, make available to its senior executives.

         5.       OTHER EMPLOYEE BENEFITS.

         (a) BENEFIT PLANS. During the employment term, the Executive shall be entitled to participate in all employee benefit programs as the Company, from time to time, makes available to the Company's senior executives, including, without limitation, medical, disability and life insurance, and retirement plans. 401K Employer match contributions are immediately 100% vested. The Executive shall be provided with the use of a leased car at the Company's expense and shall be entitled to such other prerequisites set forth on Schedule A.

         (b) VACATION. The Executive shall be entitled to reasonable paid annual vacation periods in accordance with the Company's policies as in effect from time to time, but in no event shall such vacation period be less than that set forth on Schedule A attached hereto.

         (c) REGULAR REIMBURSED BUSINESS EXPENSES. The Company shall reimburse the Executive for all travel and other expenses reasonably incurred by the Executive in the performance of his duties during the employment term, in accordance with the Company's policies in effect from time to time.

         6.       TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION BY THE COMPANY FOR CAUSE. In the event the Executive's employment is terminated by the Company for Cause, the Executive shall be entitled to his then current Base Salary through the Effective Date of Termination.

                  (b) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE WITH GOOD REASON. In the event the Executive's employment is

                                                                   EXHIBIT 10.23


                  terminated by the Company without Cause or by the Executive with Good Reason, then upon complying with the provisions of
                  Section 6(f) of this Agreement, but only upon such compliance, the Executive shall be entitled to the following:

                  (i) SEVERANCE PAY. For a period of twelve (12) months following the Effective Date of Termination, the Executive shall continue to be paid his then current Base Salary in accordance with the Company's normal payroll practices and subject to withholding as required by law; provided, however, that if at the end of such twelve (12) month period the Executive, despite continuing good faith and reasonable effects, has been unable to obtain employment (including self-employment), the Executive's Base Salary will be continued until he obtains employment (including self-employment) for up to an additional six (6) months.

                  (ii) INCENTIVE COMPENSATION. In addition to the amount specified in Section 6(b)(i), the Executive shall also be paid an amount (subject to withholding as required by law) equal to the target annual bonus payable under the Company's annual bonus program for management if the Effective Date of Termination is within two years of the effective date of the Agreement, or equal to the average annual bonus paid to the Executive for the two years ended prior to the Effective Date of Termination, if such date is more than two years after the effective date of the Agreement. This will be payable at the Company's option in equal installments (in accordance with the Company's normal payroll periods) over the eighteen month period following the Effective Date of Termination or in a lump sum promptly following the Effective Date of Termination. With regard to the Phantom Stock Plan, participants are eligible to receive payment under the Plan unless termination was for "Cause" (Cause includes such acts as violation of confidentiality or noncompete agreements; acts of fraud, dishonesty, or gross misconduct, and such other acts which are deemed by the Board to constitute a material breach of employment terms). In the event of termination of employment (other than for "Cause"), such Participant shall be entitled to payout of the prorated Maturity Value of each Award granted to such Participant, determined by multiplying the Maturity Value of the Award by a fraction, the numerator of which is the number of months in the fiscal year ending on the Maturity Date of such Award in which the Participant was employed by Aqua-Chem (including the month of separation) and the denominator is twelve.

                                                                   EXHIBIT 10.23


                  (iii) HEALTH AND DENTAL INSURANCE. If the Executive exercises his COBRA rights with respect to medical and dental insurance, the Executive shall be entitled to receive such coverage for the 12 month period following the Effective Date of Termination (or up to 18 months if the Executive has been unable to obtain employment or become self-employed) at a cost equal to the amount paid by then current employees of the Company for such coverage;

                  (iv) OUTPLACEMENT SERVICES. The Executive shall be furnished with outplacement services for a period of up to 12 months paid for by the Company with such firm as the Company then utilizes for such purposes; and

                  (v) COMPANY AUTOMOBILE. The Executive shall be permitted to use his leased Company automobile for 45 days following the Effective Date of Termination and during such period, shall have the right to purchase such car from the leasing company at the price specified in the lease.

                  In the event the Executive does not comply with the provisions of Section 6(f) of this Agreement, the Executive shall be entitled to his then current Base Salary through the Effective Date of Termination.

         (c) VOLUNTARY TERMINATION BY THE EXECUTIVE. In the event of a termination of the Executive's employment by the Executive on his own initiative other than for Good Reason, the Executive shall be entitled to his then current Base Salary through the Effective Date of Termination.

         (d) DEATH OR PERMANENT DISABILITY OF THE EXECUTIVE. The employment term shall terminate without notice and automatically upon the death or Permanent Disability of Executive. Upon the termination of the Executive's employment by reason of death or Permanent Disability, the Executive or, in the event of his death, the Executive's Beneficiary shall be entitled to receive the Executive's then current Base Salary through the Effective Date of Termination and incentive compensation determined in accordance with Section 6(b)(ii) of this Agreement.

         (e) BENEFITS. Except as and to the extent specifically provided to the contrary in this Section 6 or in Schedule A attached hereto, the Executive's compensation and eligibility to participate in programs or receive benefits provided by the Company (other than those which have vested by virtue of Executive's prior employment) shall terminate on the Effective Date of Termination.

                                                                   EXHIBIT 10.23


              (f) RELEASE. As condition precedents to receiving the severance benefits described in Section 6(b) of this Agreement: (i) the Executive shall, within 30 days after the Effective Date of Termination, execute a Release in the form attached hereto as Exhibit A; and (ii) the Executive shall not have revoked the Release within the seven day revocation period provided by the Older Workers Benefit Protection Act.

7.       RESTRICTIONS.

         (a) The Executive acknowledges and agrees that the Company's business is by its nature international, the Company's business and customer contacts have been established and maintained at great expense, the Executive, by virtue of his position with the Company, has and will continue to be privy to the Company's most confidential business plans and strategies which, without the restrictions hereinafter set forth, would enable the Executive to compete unfairly with the Company and, accordingly, such restrictions are reasonable and necessary to protect the legitimate interests of the Company. As a result, and in order to induce the Company to enter into this Agreement and to provide the benefits described in this Agreement, the Executive agrees to the restrictions set forth in Section 7 and simultaneous with the execution of this Agreement is entering into the Employee Confidentiality and Proprietary Information Agreement attached hereto as Exhibit B.

         (b) The Executive hereby covenants and agrees that at no time during the employment term and for a period of twelve (12) months following the Effective Date of Termination will the Executive directly or indirectly in any capacity whatsoever (whether as an employee, officer, director, consultant, partner, member, joint venturer, agent, representative or otherwise) provide service, advice or assistance of any nature to or acquire an ownership interest in (or acquire the right to acquire an ownership interest in) a Competing Business (as hereinafter defined). A "Competing Business" shall mean and be limited to any business, regardless of the form of organization, which (i) is engaged in the design, manufacture and/or sale of products which are similar in design or function to and otherwise compete with the products which were under design or manufactured by the National Dynamics Division of the Company or included in the Company's National Dynamics Division product lines during the twelve month period preceding the Effective Date of Termination. Notwithstanding the preceding, the Executive shall not be prohibited from (i) acquiring less than five percent (5%) of the stock of any publicly traded company which may be engaged in a Competing Business, or (ii) being employed by or otherwise providing services to a company which, among its various businesses, is engaged in a Competing

                                                                   EXHIBIT 10.23


                           Business provided that the Executive is not directly or indirectly involved in any capacity whatsoever in such Competing Business.

                  (c) The Executive hereby covenants and agrees that, at all times during the employment term and for a period of twelve (12) months following the Effective Date of Termination, the Executive shall not directly or indirectly, on behalf of himself or any other person, entity, or business, employ or engage the services of or seek to employ or engage the services of any person employed by the National Dynamics Division of the Company or any agent who represents the National Dynamics Division of the Company during the period of six months prior to the Effective Date of Termination, or otherwise encourage or entice any such person to terminate or diminish their relationship with the National Dynamics Division of the Company.

                  (d) The Executive hereby acknowledges and agrees (i) the Executive's education and experience are such that the foregoing restrictions will not unduly interfere with his ability to earn a livelihood, (ii) the Company would suffer irreparable harm in the event of a violation of such restrictions, (iii) accordingly, in addition to any other remedies available to it, the Company shall be entitled to injunctive relief without the posting of bond or other collateral and the Executive shall not oppose the granting of such relief, and, (iv) the Company is agreeing to employ the Executive in reliance on the foregoing restrictions and agreements. The Company shall be entitled to all costs, including reasonable attorneys' fees, in enforcing such restrictions or pursuing damages for breach.

         8.       CHANGE IN CONTROL.

         In the event of a Change In Control, the Executive shall be eligible, as hereinafter set forth, to receive from the Company (or its successor pursuant to such Change In Control) a "Change In Control Bonus" in an amount equal to (i) $225,000, minus (ii) all amounts to be paid to the Executive in purchase or cancellation of the stock or options described in the attached Equity Compensation Package. An amount equal to one-half of the Change In Control Bonus shall be paid to the Executive on the date of the Change In Control if, but only if, the Executive is either (i) then employed by the Company, or its successor or (ii) his employment was terminated within the 90 days preceding the date of the Change In Control at the election of the Company for reasons other than "Cause" or by the Executive for "Good Reason." The remaining one-half of the Change In Control Bonus shall be paid to the Executive 180 days after the date of the Change In Control if, but only if, the Executive is either (i) then employed by the Company or its successor or (ii) his employment was terminated within the 180 day period following the date of the Change In Control at the election of the Company (or its successor pursuant to such Change In Control) for reasons other than "Cause" or by the Executive for "Good Reason."

                                                                   EXHIBIT 10.23


         9.       ASSIGNABILITY; BINDING NATURE.

         This Agreement shall inure to the benefit of the Company and the Executive and their respective successors, heirs (in the case of the Executive) and permitted assigns. Except as specifically provided to the contrary in this Agreement, no rights or obligations of the Company or Executive under the Agreement may be assigned or transferred. Notwithstanding the preceding, the rights and obligations of the Company may be assigned or transferred pursuant to a Change In Control provided that such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

         10.      BENEFICIARIES.

         The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any payments owing to the Executive under this Agreement. Such designation must be in the form of a signed writing reasonably acceptable to the Company. The Executive may make or change such designation by a similar written instrument signed by the Executive and delivered to the Company at any time.

         11.      ENTIRE AGREEMENT.

         This Agreement together with all Schedules and Exhibits attached hereto contains the entire agreement between the Company and the Executive and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

         12.      AMENDMENT OR WAIVER.

         This Agreement cannot be changed, modified or amended without the prior written consent of both the Executive and the Company. No waiver by either the Company or the Executive at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive and an authorized officer of the Company, as the case may be.

         13.      SEVERABILITY.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                                                                   EXHIBIT 10.23



14.      SURVIVORSHIP.

         The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         15.      GOVERNING LAW.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Wisconsin without reference to principles of conflicts of laws.

         16.      NOTICES.

         Any notice given to either party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned, if to the Company, at its principal office, and, if to the Executive, at the address of the Executive shown on the Company's records, or at such other address as such party may give notice of.

         17.      HEADINGS; CONSTRUCTION.

         The headings of the paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.



                                   /s/ Daniel B. Teich
                                   ---------------------------------------------
                                   Daniel B. Teich, Individually


                                   AQUA-CHEM, INC.



                               By:  /s/ JA Miller
                                   ---------------------------------------------
                                   Jeffrey A. Miller,
                                   Chairman and Chief Executive Officer

                                                                   EXHIBIT 10.23



                                   SCHEDULE A
                        Effective For Calendar Year 1998

EXECUTIVE:                    Daniel B. Teich
                            ------------------------------------------
TITLE:                        Division President
                            ------------------------------------------
GRADE:                        32
                            ------------------------------------------
DIVISION:                     National Dynamics
                            ------------------------------------------
BASE SALARY:                  $225,000
                            ------------------------------------------

EFFECTIVE DATE:             ------------------------------------------

INCENTIVE COMPENSATION:
Management Incentive Plan                   Target: 35% of Base Salary
Phantom Stock Plan                          Target: 30% of Base Salary
Equity Compensation                         As per attached

OTHER EMPLOYEE BENEFITS:
         General:

              -   Participation in all employee benefit
                  programs as the Company, from time-to-time, makes available to the Company's senior executives.

         Life Insurance:

              - Universal Life Policy: $1,000,000 - Owned by the Executive, paid by the Company (subject to insurability and based on standard rates)
              - $200,000 Accidental Death and Dismemberment (subject to insurability and based on standard rates)

         Vacation:

              -   Four (4) weeks / annually

         Company Automobile:

              -   Lease vehicle
                  -   Selection based on CEO approval

         Other:

              -   Company subsidized membership at a country club of choice.
                        -   $5,000 annual maximum
                        - Includes cost of annual membership fees (qtrly minimums excluded)
              -   Financial planning / tax preparation: $3,000 annual max
              -   Home PC / Fax will be provided by the Company
              -   Professional Associations



        /s/ JA Miller
----------------------------------      ------------------------------------


Date:     8/13/98
       ---------------

                                                                   EXHIBIT 10.23



                                    EXHIBIT A

                                 GENERAL RELEASE

________________________, (the "Employee"), for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby release and forever discharge Aqua-Chem, Inc. ("Aqua-Chem") and all of its past, present and future officers, directors, agents, employees, attorneys, shareholders, employee benefit plans, divisions, parent corporations, subsidiary corporations, affiliated corporations, successors and assigns (collectively the "Released Parties") from any and all actions, causes of action, claims, suits, debts, covenants, contracts, demands or liabilities of any kind or character whatsoever, whether known or unknown, which the Employee has had or now has against the Released Parties (or any of them) related to anything occurring prior to or on the present date; provided, that Employee shall not be deemed to have released any rights, benefits, or claims Employee may have under the Aqua-Chem 1998 Stock Option Plan or Employee's Non-Statutory Stock Option Agreement, dated first day of employment.

Without limiting the generality of the foregoing, this release applies to any claims, causes of action, demands or liabilities the Employee may have had or now has:

       1. Under or pursuant to the Age Discrimination in Employment Act, as amended.

       2. Under or pursuant to Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Wisconsin Fair Employment Act; the Employee Retirement Income Security Act, as amended, or any other federal, state or local statute or regulation relating to employment.

       3. For libel, slander, defamation, damage to reputation, intentional or negligent infliction of emotional distress, tortuous interference with the employment or business relationship or other tortuous conduct or for wrongful discharge or breach of contract whether express or implied.

       4. Regarding any right which the Employee might have to current or future employment with Aqua-Chem, its divisions or affiliated companies, and the Employee affirms that he will not seek employment in the future with Aqua-Chem, its divisions or affiliated companies.

The Employee acknowledges that he has been advised in writing (1) to consult with an attorney prior to executing this General Release, and (2) that he had at least twenty-one (21) days to consider this General Release prior to executing it.

For a period of seven (7) days following the execution of this General Release, the Employee shall have the right to revoke this General Release, and this General Release shall not become effective or enforceable until seven (7) days following such execution.

IN WITNESS WHEREOF, the undersigned has executed this General Release this______ day of____________________ , 19__.




                                     ____________________________________